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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



Date of report (Date of earliest event reported): June 19, 2000



                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



Pennsylvania                         33-70992                   23-269963
(State or other              (Commission File Number)       (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)



                200 Plant Avenue
                Wayne, Pennsylvania                              19087
               (Address of principal executive offices)        (Zip Code)



  Registrant's telephone number, including area code:   (610) 989-0340

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Item 5.           Other Events.

                  On June 28, 2000 the Company and Xerox Corporation entered into a Strategic Alliance Teaming Agreement pursuant to which Xerox would act as a non-exclusive reseller and distribution entity for the Company's TransAct(TM) terminals in the United States. Under the Agreement, Xerox would be able to specify TransAct(TM) as another value added facet of its managed business center solution, and in addition, would be able to sell TransAct(TM) units through its manufacturer representative sales team and through its dealer network. The Company's TransActTM terminal is a device which permits unattended credit card activation of various types of office equipment components. The agreement is a non-exclusive arrangement for both parties and is terminable by either party upon sixty days prior notice.

                  The Company has received and accepted subscription agreements from five investors to purchase an aggregate of 2,200,000 shares of restricted Common Stock. The purchase price for the stock is $1.50 per share or an aggregate of $3,300,000. Pursuant to the agreements, full payment for the shares by the investors is to be made to the Company on or before August 31, 2000. The Company has agreed to promptly file an appropriate Registration Statement with the Securities and Exchange

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Commission registering the shares of Common Stock for resale by the holder thereof under the Securities Act of 1933, as amended (the "Act"), and to use its best efforts to have the registration statement declared effective under the Act. The shares of Common Stock were offered and sold by the Company pursuant to the exemptions from registration set forth in Regulation D and Regulation S promulgated under the Act. All of the investors in the Common Stock qualify as accredited investors as such term is defined in Rule 501 promulgated under the Act.

Item 7. Exhibits.

         (c) The following Exhibits are filed as part of this Form
8-K:

               Exhibit No.                      Description
               -----------                      -----------
                  10.1 Subscription Agreement between the Company and Venture Capital USA.

                  10.2 Subscription Agreement between the Company and Angles Limited.

                  10.3 Subscription Agreement between the Company and Clipper Holdings Limited.

                  10.4 Subscription Agreement between the Company and DF Investment.

                  10.5 Subscription Agreement between the Company and Metropolitan Partners Ltd.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  USA TECHNOLOGIES, INC.

                                                  By: /s/ George R. Jensen, Jr.
                                                      ------------------------
                                                      George R. Jensen, Jr.,
                                                      Chief Executive
                                                      Officer


June 28, 2000


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